Exhibit 99.1

Trump Media Launches Separately Managed Accounts

New Partnership Debuts America-First Themed Investment Vehicles

SARASOTA, Fla., April 15, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq, NYSE Texas: DJT) (“TMTG” or “the Company”), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, along with Yorkville America Equities, an America-First asset management firm, and Index Technologies Group (ITG), an originator and provider of thematic investment solutions,  today announced that the three firms have created a strategic partnership and launched a new suite of Truth Social-branded Separately Managed Accounts (“SMAs”). These investment strategies offer investors access to curated, thematic investment strategies rooted in American values and priorities.

The initial lineup of SMA strategies includes:

•	Faith & Values
•	Liberty & Security
•	Energy Independence
•	Made in America

TMTG CEO and Chairman Devin Nunes said, “We’re excited to advance our financial services strategy in conjunction with our new partnership. We’re moving forward with a series of America First investment products that meet investors’ demand to support a wide range of outstanding, non-woke, and innovative companies across key sectors of the U.S. economy.”

“Yorkville America Equities, TMTG, and ITG bring together deep expertise in asset management, media, and technology to deliver a distinctive investment offering that meets the evolving demands of today’s investors,” said Troy Rillo, CEO of Yorkville America Equities. “These investment strategies are designed to provide exclusive access to American innovation, aligning capital with companies that reflect the values and future of this country.”

“At a time when the foundations of American prosperity are shifting, it’s critical that our investment strategies reflect the values that define us,” said Jon DuPrau, Managing Partner at ITG. “Made in America is more than just a theme- it’s a declaration of support for businesses essential to our economy, national security, and enduring freedoms. These strategies empower investors to align their portfolios with patriotic and ethical convictions.”

Each strategy is constructed using a proprietary, data-driven framework that combines financial performance with our proprietary values-based metrics. Yorkville America Equities and ITG apply advanced algorithms to score and rank companies within each theme, identifying leaders in alignment with the strategy’s mission. Portfolios will be rebalanced quarterly to reflect market dynamics and maintain alignment with thematic goals.

The SMAs will complement a slate of ETFs planned to launch later this year through a partnership between TMTG and Crypto.com. The ETFs and SMAs, both of which TMTG is planning to invest in via its own cash reserves, are part of a TMTG financial services and FinTech strategy using up to $250 million to be custodied by Charles Schwab.

Potential investors can get more information about the SMAs by emailing info@superdex.com.

About TMTG

The mission of TMTG is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. TMTG is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

About Yorkville America Equities

Yorkville America Equities is a Florida-based asset management firm focused on delivering innovative, America-first investment products. With deep expertise in capital markets and a strong commitment to client-focused solutions, the firm specializes in strategies that support U.S.-based companies aligned with national values.

About Index Technologies Group (ITG)

ITG delivers modern, transparent, and cost-efficient investment strategies powered by cutting-edge technology and academic insight. The firm develops adaptive solutions for the dynamic needs of today’s investors. Learn more at www.superdex.com.

Cautionary Statement About Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG, Truth.Fi, and its products and services. We have based these forward-looking statements on our current expectations about future events, including the rollout of products and features and the future plans, regulatory approval, timing and potential success of our future collaborations. The forward-looking statements included in this press release are based on our current beliefs and expectations of our management as of the date of this press release. These statements are not guarantees or indicative of future performance. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “soon,” “goal,” “intends,” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, our ability to recognize the anticipated benefits of Truth.Fi and our future collaborations; the possibility that we may be adversely impacted by economic, business, and/or competitive factors; our ability to develop and launch new products and offerings; our ability to obtain regulatory approval; our limited operating history making it difficult to evaluate our business and prospects; our inability to effectively manage future growth and achieve operational efficiencies; our inability to grow or maintain our active user base; our inability to achieve or maintain profitability; occurrence of a cyber incident resulting in information theft, data corruption, operational disruption and/or financial loss; potential diversion of management’s attention and consumption of resources as a result of new products and strategies; and those additional risks, uncertainties and factors described in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this press release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com